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                                                                   EXHIBIT 10.2


                      EXECUTIVE CHANGE IN CONTROL AGREEMENT


         AGREEMENT made as of this 12th day of March, 1999 by and between GeoTel Communications Corporation, a Delaware corporation with its principal place of business in Littleton, Massachusetts (the "Company") and Jane Eisenberg (the "Executive").

         1. PURPOSE. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") recognizes, however, that, as is the case with many corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

         2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any one of the following events:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) becomes a "beneficial ownee' (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

         (b) persons who, as of September 30, 1996, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to September 30, 1996 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

         (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting



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securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities, or

         (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         3. TERMINATING EVEN. A "Terminating Event" shall mean any of the events provided in this Section 3 occurring subsequent to a Change in Control as defined in Section 2:

         (a) termination by the Company of the employment of the Executive with the Company for any reason other than (A) a wilful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (B) conviction of the Executive of a crime involving moral turpitude, or (C) the gross or wilful failure by the Executive to substantially perform the Executive's duties with the Company, or (D) the failure by the Executive to perform his full-time duties with the Company by reason of his death, disability or retirement; provided, however, that a Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control. For purposes of clause (D) of this
Section 3(a), Section 6 and Section 7(b) hereof, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months if the Company shall have given the Executive a Notice of Termination and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the fulltime performance of his duties. For purposes of clause (D) of this
Section 3(a) and Section 5, "retirement" shall mean termination of the Executive's employment in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with respect to the Executive with the Executive's express written consent;

         (b) termination by the Executive of the Executive's employment with the Company for Good Reason. Good Reason shall mean the occurrence of any of the following events:

                  (i) a materially adverse change, not consented to by the Executive, in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or functions or duties

                  (ii) a reduction in the Executive's annual base salary and bonuses as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary or bonuses reductions similarly affecting all or substantially all management employees; or





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                  (iii)    the relocation of the Company's offices at which the
Executive is principally employed immediately prior to the date of a Change in Control to a location more than twenty-five (25) miles from such offices, or the requirement by the Company for the Executive to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control.

         4. SEVERANCE PAYMENT. In the event a Terminating Event occurs within twelve (12) months after a Change in Control,

         (a) the Company shall continue to pay to the Executive an amount equal to the Executive's base salary as in effect on the Date of Termination (as such term is defined in Section 7(b)) for a period of six (6) months following the Date of Termination;

         (b) the Executive shall continue to be covered under the medical benefit plans maintained by the Company on the Date of Termination, at no additional charge to the Executive, for a period of six (6) months following the Date of Termination; and

         (c) the Company shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by the Executive in successfully obtaining or enforcing any right or benefit provided by this Agreement.

         5. TERM. This Agreement shall take effect on the date first set forth above and shall terminate upon the earlier of (a) the termination by the Company of the employment of the Executive because of (A) a wilful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (B) commission of the Executive of a crime punishable as a felony, or (C) the gross or wilful failure by the Executive to perform in a satisfactory manner a substantial portion of the Executive's duties with the Company, or (D) the failure by the Executive to perform his full-time duties with the Company by reason of his death, disability (as defined in Section 3(a)) or retirement (as defined in Section 3(a)), (b) the resignation or termination of the Executive for any reason prior to a Change in Control or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iii) of this Agreement.

         6. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         7.       NOTICE AND DATE OF TERMINATION; DISPUTES; ETC.

         (a) NOTICE OF TERMINATION. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party in accordance with this Section 7. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination.





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Further, a Notice of Termination pursuant to one or more of the clauses (A)
through (C) of Section 3(a) hereof is required to include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the termination met the criteria set forth in one or more of clauses (A) through (C) of Section 3(a) hereof.

         (b) DATE OF TERMINATION. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period) and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination. In the case of a termination by the Company other than a termination pursuant to one or more of clauses (A) through (C) of Section 3(a) (which may be effective immediately), the Date of Termination shall not be less than thirty (30) days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than fifteen (15) days from the date such Notice of Termination is given.

         (c) NO MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated during the, term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 4(a), (b) and (c) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

         (d) SETTLEMENT AND ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in this Section 7(d). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof

         8. ASSIGNMENT; PRIOR AGREEMENT. Neither the Company nor the Executive may make any assignment of this Agreement of any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.






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In the event of the Executive's death after a Terminating Event but prior to the completion by the Company of all payments due him under Section 4(a), (b) and
(c) of this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

         9. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         11. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         12. EFFECT ON OTHER PLANS. An election by the Executive to resign after a Change in Control and a Terminating Event under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's non-competition agreements, non-disclosure agreements, benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies and except that the Executive shall have no rights to any severance benefits under any severance pay plan.

         13. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

         14. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         15. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.






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         16.      ELECTION OF REMEDIES. An election by the Executive to resign after a Change in Control and a Terminating Event under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Company and the Executive, and shall be deemed a termination of employment by the Company without cause for the purpose of determining the Executive's right to receive any benefits or cash compensation under any such employment agreement. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement the Executive may then have with the Company, provided, however, that if there is a Terminating Event under Section 3 hereof after a Change in Control, the Executive may elect either to receive the severance payment provided under
Section 4 or such base salary and cash compensation as the Executive may be entitled to receive under any employment agreement, but may not elect to receive both. The foregoing proviso shall apply only to base salary and cash compensation to which the Executive may be entitled under any employment agreement and shall not be construed to limit the rights of the Executive to receive any benefits under such employment agreement other than base salary or cash compensation in the event that the Executive elects to receive severance payments under this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the date first above written.



                                        GEOTEL COMMUNICATIONS CORPORATION


                                        By: /s/ John C. Thibault
                                            -----------------------------------
                                            Name: John C. Thibault
                                            Title:


                                        /s/ Jane Eisenberg
                                        ---------------------------------------
                                        Jane Eisenberg




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